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                                 EXHIBIT NO. 11

                  STUART ENTERTAINMENT, INC. AND SUBSIDIARIES
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                (Amounts In Thousands, Except Per Share Amounts)
                                  (UNAUDITED)



                                                    Three Months Ended         Nine Months Ended
                                                      September 30,               September 30,
                                                 -----------------------     ---------------------
                                                   1996           1995         1996         1995
                                                 --------       --------     --------     --------
Shares of common stock outstanding
at beginning of period (1)                         6,808          6,695       6,697         6,539

Weighted-average shares issued
  during the period                                    5              -          60            95

Weighted-average shares assumed
  issued under stock option plans
  and exercise of warrants during
  the period (assuming the treasury
  stock method)                                      183             22         133            48
                                                 -------        -------     -------       -------

Average common and common equivalent
  shares outstanding                               6,996          6,717       6,890         6,682
                                                 =======        =======     =======       =======

Net income                                       $   631        $   519     $ 2,423       $   236
                                                 =======        =======     =======       =======

Earnings per share                               $  0.09        $  0.08     $  0.35       $  0.04
                                                 =======        =======     =======       =======



(1) This represents total outstanding shares of common stock less treasury shares.

See Notes to Consolidated Financial Statements.




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